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For Immediate Release                                 Contact:  Taras R. Proczko
                                                                (312) 357-5321

                              HARTMARX CORPORATION
                             ANNOUNCES COMMENCEMENT
                                OF EXCHANGE OFFER

     CHICAGO, IL - December 17, 2001 - Hartmarx Corporation (NYSE: HMX) announced today that on December 14, 2001, it commenced an offer to exchange all of its currently outstanding 10-7/8% Senior Subordinated Notes (CUSIP No. 417119AC8) (the "Existing Notes") for a combination of newly issued 12-1/2% Senior Subordinated Notes, due January 15, 2005 (the "New Notes"), and cash as set forth in an offering circular dated December 14, 2001 (the "Offering Circular") distributed to all registered holders of the Existing Notes. Pursuant to the terms of the exchange offer, Hartmarx is offering to issue $850 principal amount at maturity of the New Notes and pay $150 in cash in exchange for each $1,000 principal amount of outstanding Existing Notes. The exchange offer will expire at 12:00 midnight, New York City time, on January 14, 2002 (the "Expiration Date") unless otherwise extended by the Company. Hartmarx has also amended its senior credit facility, effective upon the completion of the exchange offer, modifying certain covenants and waiving certain existing defaults under the credit facility.

     "The exchange offer will extend the maturity of the debt currently represented by the Company's senior subordinated notes," stated Homi B. Patel, the Company's President and Chief Operating Officer. "We anticipate that the extension of the debt maturity afforded by this exchange offer and the recent amendment to our senior credit facility will provide the necessary time and flexibility to implement our business plan in the currently difficult retail environment."

     The New Notes will bear interest at the rate of 12-1/2% per annum from and including January 15, 2002. Holders of Existing Notes accepted for exchange will receive the amount of interest due and payable on the Existing Notes on January 15, 2002. The consummation of the Exchange Offer is conditioned on, among other conditions, at least 90% of the outstanding principal amount of Existing Notes being tendered and not withdrawn prior to the Expiration Date. Hartmarx reserves the right to waive or amend, in its sole discretion, any conditions or terms of the exchange offer. The issuance and sale of the New Notes will be made pursuant to an exemption from registration under the Securities Act of 1933, as amended.

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     Hartmarx produces and markets business, casual and golf apparel products under its own brands including Hart Schaffner & Marx, Hickey-Freeman, Palm Beach, Coppley, Cambridge, Keithmoor, Racquet Club, Naturalife, Pusser's of the West Indies, Royal, Brannoch, Riserva, Sansabelt, Barrie Pace and Hawksley & Wight. In addition, the Company has certain exclusive rights under licensing agreements to market selected products under a number of premium brands such as Austin Reed, Tommy Hilfiger, Kenneth Cole, Burberry men's tailored clothing, Ted Baker, Pringle of Scotland, Bobby Jones, Jack Nicklaus, Claiborne, Evan-Picone, Pierre Cardin, Perry Ellis, KM by Krizia and Daniel Hechter. The Company's broad range of distribution channels includes fine specialty and leading department stores, value-oriented retailers and direct mail catalogs.

     The announcement constitutes neither an offer to sell nor a solicitation of an offer to buy the New Notes. Offers are made only by the Offering Circular. Holders of Existing Notes may obtain copies of the Offering Circular by calling
D. F. King & Co., Inc., the Company's Information Agent at (800) 290-6429. Holders of Existing Notes who have any questions regarding the mechanics of the exchange offer should contact Bank One Trust Company, National Association, the Company's Exchange Agent, at (800) 524-9472. The Information Agent and the Exchange Agent will answer any questions from holders of the Existing Notes with respect to the exchange offer solely by reference to the terms of the Offering Circular.

     This Press Release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

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